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                                                                    Exhibit 10.8

HMI INDUSTRIES INC.
EXHIBIT 10
MATERIAL CONTRACTS - RESTRICTED STOCK AGREEMENT


                       AGREEMENT
  PARTICIPANT             DATE         SHARES         VESTING DATE

James R. Malone          7/2/97        12,500          10/1/97
                                       12,500          01/2/98

Carl H. Young III        7/2/97        12,500          10/1/97
                                       12,500          01/2/98

Mark A. Kirk             7/2/97        12,500          10/1/97
                                       12,500          01/2/98

Mr. Malone, Mr. Young and Mr. Kirk forfeited and surrendered the right to the shares to be issued on October 1,1997,

see filed exhibit for Mark A. Kirk




















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                           RESTRICTED STOCK AGREEMENT


        THIS RESTRICTED STOCK AGREEMENT is entered into as of this 2nd day of July, 1997, by and between HMI Industries Inc., a Delaware corporation, with its principal place of business at 3631 Perkins Avenue, Cleveland, Ohio (the "Company"), and MARK A. KIRK (the "Employee").

        WHEREAS, the Employee is employed as a senior executive of the Company; and,

        WHEREAS, pursuant to the Company's 1992 Omnibus Long-Term Compensation Plan (the "Plan") the Board of Directors of the Company has approved a grant to the Employee of 25,000 shares of Common Stock of the Company, par value $1.00 per share, subject to certain restrictions; and,

        WHEREAS, the Employee has agreed to accept the shares subject to the restrictions placed on his ownership of the shares.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Employee agree as follows:

1. GRANT OF SHARES. The Company grants to the Employee 25,000 shares of Common Stock of the Company subject to the restrictions in section 2 (the "Shares"), and the Employee accepts the Shares subject to the restrictions.

2. VESTING. The shares shall vest on the following dates in the amount indicated:

         October 1, 1997                12,500 shares
         January 2, 1998                12,500 shares

Prior to the vesting of the Shares, if the Employee terminates his employment with the Company or if the Company shall terminate his employment with Cause (as defined below), the shares shall be forfeited as provided in section 4. In the event of the following occurrences, all unvested shares shall vest immediately and shall not be subject to forfeiture: (a) Termination of the Employee's employment without Cause; (b) Death of the Employee; (c) Change in Control of the Company as defined in the Plan; (d) Termination of the Company's Common Stock from trading on a national securities exchange.

3. DEFINITION OF CAUSE. Termination of Employee's employment for any of the following reasons will constitute cause: (a) conviction of a felony or a crime involving dishonesty or moral turpitude; (b) material breach of, or neglect of, the Employee's duties and responsibilities that is willful and deliberate and that is likely to result in material economic injury to the Company.




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4. FORFEITURE. In the event that the shares granted herein do not vest, the shares shall be surrendered and canceled and returned to the Company's treasury, and the Employee shall receive no payment in consideration of such forfeited shares.

5. RESTRICTED LEGEND. Employee acknowledges that the shares granted herein have not been registered under the Securities Act of 1933, as amended, and that the shares will contain a legend reading substantially as follows:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an opinion of counsel that registration is not required due to an exemption from registration under that Act."

6. INVESTMENT INTENT. Employee acknowledges that these shares are being held for investment purposes only and not with a view to distribution or resale. Employee agrees not to sell or otherwise transfer such shares without registration or an opinion of counsel that registration is not required.

7. SAFEGUARDING OF SHARES. Employee agrees that the Company will retain the shares until they vest or are forfeited. Employee further agrees to execute an assignment separate from certificate with a medallion signature guarantee transferring the shares to the Company in the event of forfeiture.

8. RECEIPT OF PLAN. Employee acknowledges receipt of a copy of the Plan, and agrees that this grant of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including any future amendments.

9. TAXES. Employee acknowledges that any federal, state or local income taxes that may be due as a result of this grant are solely the responsibility of the Employee, and agrees to pay any such taxes when due. If, as a result of this grant, the Company is required to withhold any amount from the Employee for federal, state or city income tax, FICA or Medicare Tax or other similar taxes or fees for which withholding is required by an employer for compensation paid to an employee, the Employee authorizes the Company to withhold, from other cash sources due to the Employee from the Company, sufficient amounts to pay any withholding which may be required as a result of the grant of shares.

10. NO CONTRACT OF EMPLOYMENT. This agreement does not constitute a contract of employment, and nothing herein shall be construed as creating a contract of employment between the Employee and the Company.

11. CONSIDERATION. It is understood that the consideration for the Shares shall be past services through the date of issuance having a value not less than the par value of the shares.

12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.

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        IN WITNESS WHEREOF, the Company and Employee have executed this
Restricted Stock Agreement as of the date indicated above.


                                  HMI INDUSTRIES INC.


                                  By /s/ Robert J. Abrahams
                                     -------------------------------
                                     Robert J. Abrahams, Chairman
                                     Compensation Committee




                                  /s/ Mark A. Kirk
                                  ----------------------------------
                                  Mark A. Kirk
















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